Exhibit 10.30

Compensatory Arrangements with Certain Executive Officers

Set forth below are the discretionary cash bonuses paid to named executive officers for performance in 2004:

Name and Title	Cash Bonus for Fiscal 2004(1)

Peter M. Carlino Chairman and Chief Executive Officer	$832,000

Kevin G. DeSanctis President and Chief Operating Officer	$728,000

Leonard M. DeAngelo Executive Vice President of Operations	$460,000

William J. Clifford Senior Vice President-Finance and Chief Financial Officer	$400,000

Jordan B. Savitch Senior Vice President and General Counsel	$315,000

(1)                                  The bonuses granted were based on the Company’s overall performance, including its earnings, in 2004 as well as the executives’ individual performance in 2004.